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                                                                     EXHIBIT 4.8



                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 8, 2001 (this "Amendment"), is by and between PERCEPTRON, INC., a Michigan corporation (the "Borrower"), and BANK ONE, MICHIGAN, a Michigan banking corporation (the "Bank").

                                    RECITALS

         A. The Borrower and the Bank have entered into the Credit Agreement, dated May 28, 1999, as amended by First Amendment to Credit Agreement dated as of August 24, 1999, Second Amendment to Credit Agreement dated as of June 30, 2000, and Third Amendment to Credit Agreement dated as of November 9, 2000 (the "Credit Agreement"), pursuant to which the Bank provides to the Borrower a revolving credit facility, including letters of credit, in the aggregate principal amount not to exceed $15,000,000.

         B. The Borrower now desires that the Credit Agreement be amended in order to extend the termination date of the revolving credit facility and modify certain financial covenants of the Borrower thereunder, and the Bank is willing to so amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT

         Retroactively effective as of December 31, 2000, the Credit Agreement hereby is amended as follows:

         1.1 Subparagraph "(vi)" of Section 6.1 (relabeled as such pursuant to the Second Amendment referenced above) is further relabeled as subparagraph ("vii)", and new subparagraph "(vi)" is added to Section 6.1, as follows:

                  (vi) As soon as available and in any event within 15 calendar days after the end of each calendar month, a report of the Borrower's domestic accounts receivable, including without limitation the amount, age and account debtor for each domestic account receivable, and otherwise in form and detail satisfactory to the Bank.

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         1.2 Sections 6.12, 6.13, 6.14 and 6.19 (which was added pursuant to the
First Amendment referenced above) are amended and restated in full as follows:

                  6.12 FUNDED DEBT TO EBITDA RATIO. The Borrower will not permit or suffer the ratio of (i) the Funded Debt of the Borrower as of the fiscal quarter end corresponding to the determination date to (ii) the EBITDA of the Borrower for the period of four consecutive fiscal quarters of the Borrower then ending to exceed (A) 6.75 to 1.00 as of September 30, 2001, December 31, 2001 and March 31, 2002, and (B) 4.75 to 1.00 as of June 30,
                  2002 and each subsequent fiscal quarter end of the Borrower.

                  6.13 EBITDA. The Borrower will not permit its EBITDA to be less than (i) ($2,600,000) for the period from July 1, 2000 through the end of its fiscal quarter ending on or about December 31, 2000, (ii) ($4,400,000) for the period from July 1, 2000 through the end of its fiscal quarter ending on or about March 31, 2001, (iii) ($1,900,000) for the period from July 1, 2000 through the end of its fiscal quarter ending on or about June 30, 2001, (iv) $300,000 for the period from July 1, 2001 through the end of its fiscal quarter ending on or about September 30, 2001, (v) $1,000,000 for the period from July 1, 2001 through the end of its fiscal quarter ending on or about December 31, 2001, (vi) $800,000 for the period from July 1, 2001 through the end of its fiscal quarter ending on or about March 31, 2002, and (vii) $3,100,000 for the period from July 1, 2001 through the end of its fiscal quarter ending on or about June 30, 2002.

                  6.14 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the fiscal quarter end of the Borrower corresponding to September 30, 2001 and as of each subsequent fiscal quarter end of the Borrower; such ratio to be determined as of each fiscal quarter end of the Borrower (commencing with the fiscal quarter end corresponding to September 30, 2001) for the period of four consecutive fiscal quarters of the Borrower then ending.

                                           * * *

                  6.19 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. The Borrower will not permit the ratio of Total Liabilities to Tangible Net Worth to exceed 0.75 to 1.00 at any time.



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                     [FOURTH AMENDMENT TO CREDIT AGREEMENT]

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                         ARTICLE 2. CONDITIONS PRECEDENT

         As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Bank shall receive this Amendment duly executed on behalf of the Borrower, along with a fee for this Amendment in the amount of $10,000 in immediately available funds.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants that:

         3.1 The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

         3.2 This Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

         3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article 5 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         3.5 No Default or Unmatured Default has occurred and is continuing.


                            ARTICLE 4. MISCELLANEOUS

         4.1 If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.


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                     [FOURTH AMENDMENT TO CREDIT AGREEMENT]


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         4.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

         4.3 All promissory notes, security documents and other agreements, instruments, certificates and other documents delivered in connection with the Credit Agreement, and, subject to the amendments herein provided, the Credit Agreement, are hereby ratified and confirmed, and shall in all respects continue in full force and effect, notwithstanding that any of such documents may have been executed by only one officer of the Borrower.

         4.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

         4.6 The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto.

         4.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                [The rest of this page intentionally left blank.]



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                     [FOURTH AMENDMENT TO CREDIT AGREEMENT]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.


                                         PERCEPTRON, INC.


                                         By: /S/ John J. Garber
                                             -----------------------------------
                                             John Garber
                                             Its: Chief Financial Officer


                                         By: /S/ Sylvia M. Smith
                                             -----------------------------------
                                             Sylvia M. Smith
                                             Its:  Controller


                                         BANK ONE, MICHIGAN
                                         (formerly known as NBD Bank)


                                         By: /S/ Donna Boris
                                             -----------------------------------
                                             Donna Boris
                                             Its: Vice President



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